Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Air Products and Chemicals, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-141336, 333-141337, 333-149813, 333-158102, 333-165563, 333-172889, 333-172890, 333-180122, 333-180123, 333-188643, 333-196000, 333-204387, 333-204388, 311-211476) on Form S-8 and registration statement (No. 333-200537) on Form S-3 of Air Products and Chemicals, Inc. of our report dated 21 November 2016, except with respect to our opinion on the consolidated financial statements as it relates to the effects of reporting the Materials Technologies segment as a discontinued operation, the change in classification of debt issuance costs (Note 2), and the change in presentation of excess tax benefits (Note 2), which are as of 5 June 2017, with respect to the consolidated balance sheets of Air Products and Chemicals, Inc. and Subsidiaries as of 30 September 2016 and 2015, and the related consolidated income statements, consolidated comprehensive income statements, consolidated statements of cash flows, and equity for each of the years in the three-year period ended 30 September 2016, the effectiveness of internal control over financial reporting as of 30 September 2016, and the related financial statement schedule which report appears in this 8-K.

Philadelphia, Pennsylvania
5 June 2017